UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2006

GOLD KIST INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50925	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, N.E., Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(770) 393-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 26, 2006, the Board of Directors of Gold Kist amended and restated its Code of Business Conduct, that applies to Gold Kist’s officers and Directors and employees, including its principal executive officer, principal financial officer and principal accounting officer. The code was amended and restated primarily to make it more easily understood and readable. The code addresses, among other things, honesty and integrity, fair dealing, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and administration of the code. Each of these topics was also covered by Gold Kist’s prior code of business conduct. The description of the amendment and restatement of the code above is qualified in its entirety by reference to the code, which is filed as Exhibit 14 to this Report. The amended and restated code will also be posted on the company’s website at www.goldkist.com in the Investor Relations section under Corporate Governance.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

14	Code of Business Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

/s/ J. David Dyson
J. David Dyson
General Counsel, Vice President and Secretary

Date: July 27, 2006